                                                                   EXHIBIT 10.67
                        FACILITY DEVELOPMENT AGREEMENT
                        ------------------------------


          THIS FACILITY DEVELOPMENT AGREEMENT is made and effective as of the second day of December, 1998, by and between TARRANT MEXICO, S. de R.L. de C.V., a limited liability company formed under the laws of the Republic of Mexico (the "Purchaser"), and TEX TRANSAS, S.A. de C.V., a corporation formed under the laws of the Republic of Mexico (the "Seller"), with respect to the following facts:

          A. The Seller is experienced in the development, construction and management of facilities for the spinning, weaving, dyeing, finishing and distribution of fabric and the cutting, sewing, finishing and distribution of apparel.

          B. The Purchaser is engaged in the design, development, manufacture and sale of apparel.

          C. The Purchaser desires to engage the Seller, and the Seller desires to be so engaged, to develop, construct and sell to the Purchaser a turn-key facility for certain processes in the manufacture and distribution of fabric and apparel, all on the terms and conditions contained herein.

          ACCORDINGLY, subject to the terms and conditions of this Agreement, and on the basis of the premises, representations, warranties and agreements contained herein, the parties hereto agree as follows:

          1.   Development of the Facility.
               ---------------------------

               (a) The Seller shall use its best efforts to develop and construct a turn-key facility capable of performing such processes in connection with the spinning, weaving, dyeing, finishing and distribution of fabric and the cutting, sewing, finishing and distribution of apparel as the Purchaser may request, all in accordance with the design goals, timetable and specifications established pursuant to Section 1(d) (the "Facility").

               (b) From time to time during the Development Term (as defined in Section 3(a) below), the Seller shall provide such reports as the Purchaser reasonably may request concerning the development of the Facility. The Purchaser and its representatives, attorneys, consultants and agents shall have the right from time to time during the Development Term, without notice to or the consent of the Seller, to inspect the Facility.

               (c) The Purchaser hereby appoints Gerard Guez and Todd Kay, and the Seller hereby appoints Kamel Nacif, to supervise the development of the Facility and grant such persons the authority to amend or waive any of the terms or conditions of this Agreement on behalf of the party appointing such person. The Purchaser and the Seller shall have the right from time to time to terminate the foregoing appointments and to appoint substitute representatives by giving written notice thereof to the other party.

               (d) From time to time during the Development Term, the Purchaser shall have the right to amend the design goals, timetable and specifications for the Facility theretofore established by the Purchaser by delivering to the Seller a written change order (a "Change Order") which shall describe in reasonable detail the amendment effected thereby. The Seller shall use its best efforts to implement promptly the changes in the design goals, timetable or specifications for the Facility contained in each Change Order.

               (e) The Seller (i) shall comply in all respects with all laws, rules and regulations applicable to the development, construction and operation of the Facility, (ii) shall obtain all permits, licenses and approvals of or from all persons necessary for the development, construction and testing of the Facility by the Seller and (iii) shall obtain, on behalf of the Purchaser, all permits, licenses and approvals of or from all persons necessary for the purchase and operation of the Facility by the Purchaser, including, but not limited to, all those laws, rules, regulations, permits, licenses and approvals relating to environmental matters which are set forth on Schedule 1 .
                                                         ----------

               (f) On or before June 30, 1999, the Purchaser shall develop and shall deliver to the Seller detailed written procedures (the "Approval Procedures") for determining whether the Facility is capable of performing each process in the manufacture and distribution of fabric and apparel in accordance with the specifications theretofore established by the Purchaser. The Approval Procedures, when delivered by the Purchaser to the Seller, shall become a part of this Agreement. The Seller shall cooperate with the Purchaser in performing the Approval Procedures at the direction and under the supervision and control of the Purchaser.

               (g) The Purchaser and the Seller jointly may agree, from time to time, on such further terms and conditions as may be mutually acceptable, that the Purchaser shall lend to the Seller an aggregate amount not to exceed U.S. $10 million; provided, however, that such amount (i) shall be repaid in full
             --------
concurrently with the purchase by the Purchaser of the Facility pursuant to
Section 4 and (ii) shall be used solely to purchase the real property on which the Facility is located and to construct the Facility and not for any other purpose, including, but not limited to, operating expenses of the Facility.

          2.   Delivery and Safekeeping of Equipment.
               -------------------------------------

               (a) The Purchaser shall purchase and cause to be delivered to the Seller, at the following location, that machinery and equipment set forth on

Schedule 2, as the same may  be amended from time to time,  all at the sole cost
----------
and expense of the Purchaser (the "Equipment"):

                    1 Sur Edificio 110
                    Department 204
                    Colonia Centro 75700
                    Tehuacan, Puebla, Mexico

The Equipment shall not be moved from the foregoing location without the prior written consent of the Purchaser in each instance.

               (b) The Seller shall have the right to use the Equipment only to the extent necessary (i) to install the Equipment in the Facility, (ii) to determine that the Equipment operates in accordance with the specifications established by the Purchaser or (iii) to perform the Approval Procedures.

               (c) The Purchaser shall retain all right, title and interest in and to the Equipment, and the Seller shall clearly identify the Equipment as the property of the Purchaser. The Equipment shall remain personal property and shall not become part of real property by annexation or otherwise. The Seller shall not offer, loan, encumber, sell or otherwise transfer the Equipment or any part thereof or interest therein to a third party.

               (d) The Purchaser and its representatives, attorneys, consultants and agents shall have the right at any time to enter the Facility and to remove all or any part of the Equipment without notice to or the consent of the Seller. The Purchaser shall not be responsible for any damage to the Facility, or any damage, loss, liability, cost or expense incurred by the Seller, which is caused by, arises in connection with or is related to any action by the Purchaser, or its representatives, attorneys, consultants or agents, pursuant to the foregoing sentence, except to the extent such damage, loss, liability, cost or expense was caused solely by the gross negligence or willful misconduct of the Purchaser, or its representatives, attorneys, consultants or agents.

               (e) The Seller shall be liable for all loss or damage to the Equipment while the Equipment is in the possession of the Seller. The Seller shall provide to the Purchaser on or before December 13, 1998 evidence of insurance for the Equipment in an amount no less than the invoice price thereof, which insurance shall be payable to the Purchaser, and shall use its best efforts to protect and maintain the Equipment, until the same is returned to the possession and control of the Purchaser pursuant to Section 2(d) or 4(d).

               (f) From time to time during the Development Term and thereafter, the Seller shall execute and deliver such documents and take such other actions as the Purchaser reasonably may request to confirm in the Purchaser its right, title and interest in and to the Equipment.

               (g) The Seller shall not alter the Equipment in any manner without the prior written consent of the Purchaser in each instance. In the event the Purchaser shall fail to purchase the Facility pursuant to Section 4, any alteration to the Equipment shall be the exclusive property of the Purchaser.

               (h) Promptly after the delivery to the Seller of each item of Equipment, the Purchaser shall cause to be prepared, and the Seller promptly shall execute and deliver to the Purchaser, a commodatum agreement substantially in the form attached hereto as Exhibit A, but with such changes therein as the
                               ---------
Purchaser may deem to be necessary or desirable to safeguard its right, title and interest in and to the Equipment, and the Purchaser promptly shall file the same with the Public Registry of Property and Commerce of the State of Puebla.

               (i) Promptly after the date hereof, the Seller shall execute and file with the Local Federal Tax Audit Administration in the City of Puebla a letter of several liability substantially in the form attached hereto as Exhibit B.
---------

               (j) Notwithstanding the foregoing, the Purchaser and the Seller jointly may agree, from time to time, on such further terms and conditions as may be mutually acceptable, that the Seller shall purchase some or any part of the Equipment. The Purchaser shall have no obligation with respect to any such Equipment purchased by the Seller unless and until the Purchaser shall elect to purchase the Facility, together with such Equipment, as provided in Section 4(a).

          3.   Term and Termination.
               --------------------

               (a) Unless otherwise terminated in accordance with Section 3(b), the term (the "Development Term") for the development, construction and testing of the Facility shall commence on the date hereof and shall end on December 31, 1999.

               (b) The Development Term shall terminate prior to December 31, 1999 upon the happening of any of the following events:

                   (i) at the option of either party, if the other party shall fail to perform in any material respect any material term, condition or obligation to be performed by it under this Agreement and such failure is not cured within ten (10) days after written notice of such failure is given by the terminating party and received by the defaulting party; or

                  (ii) at the option of either party, immediately upon written notice, if the other party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                 (iii) at the option of either party, immediately upon written notice, if an involuntary case or other proceeding shall be commenced against the other party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case remains unstayed and in effect for more than sixty (60) days; or

                  (iv) at the option of either party, immediately upon written notice, if the other party shall assign or attempt to assign any rights under this Agreement without the prior written consent of the other party;

                   (v) at the option of the Purchaser, if a force majeure condition (as defined in Section 25) shall continue for a period of sixty (60) consecutive days; or

                  (vi) at the option of the Seller, if the Seller shall reasonably believe that any Change Order is not technically feasible or would materially increase the Seller's cost to construct the Facility; provided,
                                                                 --------
however, that the Seller first shall have given the Purchaser a written notice specifying such technical impediment or increase in cost and describing the same in reasonable detail and shall have used its best efforts in good faith to negotiate with the Purchaser a revised Change Order or an increase in the purchase price for the Facility.

               (c) Upon the termination of the Development Term, neither the Purchaser nor the Seller shall have any remaining rights, duties or obligations hereunder, except that (i) the Purchaser shall have the rights granted under
Section 2(d) to obtain possession of the Equipment, and the Seller shall cooperate fully with the Purchaser's efforts to do so, (ii) the Seller shall continue to have the duties under Section 2, including, but not limited to, the duty to refrain from moving, to refrain from using and to identify, insure and safeguard the Equipment, (iii) the Purchaser and the Seller shall continue to be bound by Sections 5, 7, 8, 14, 17, 18, 19 and 21 hereof and (iv) the Purchaser and the Seller shall use commercially reasonable efforts to effect the orderly termination of the relationship established by this Agreement.

          4.   Purchase of the Facility.
               ------------------------

               (a) At any time on or before March 31, 2000, the Purchaser shall have the right, but not the obligation, to purchase from the Seller, and the Seller shall sell to the Purchaser, the Facility free and clear of all liens, claims, charges, encumbrances, security interests and other restrictions on the ownership or use thereof by delivering to the Seller a written notice of its intent to purchase the Facility (the "Purchase Notice").

               (b) The purchase price of the Facility (the "Purchase Price") shall be the sum of (i) the capitalizable cost of construction and equipment installed by the Seller, which cost will not include operating expenses, payable by wire transfer of immediately available funds to the account or accounts designated in writing by the Seller at least two business days prior to the Closing Date (as defined below) and (ii) a promissory note of the Purchaser in the form attached hereto as Exhibit C .
                            ---------

               (c) The closing of the purchase and sale of the Facility (the "Closing") shall take place at the place and on the date and at the time set forth in the Purchase Notice, but in no event later than 12:00 p.m. (Los Angeles time) on March 31, 2000 (the "Closing Date").

               (d) On the Closing Date, the Seller (i) shall deliver to the Purchaser physical possession of the Facility and the assets located therein and
(ii) shall execute and deliver to the Purchaser all such deeds, bills of sale, endorsements, assignments, consents and other documents and instruments of conveyance, transfer, assignment and further assurances as shall be necessary or advisable, in the reasonable opinion of counsel to the Purchaser, to vest in or to confirm in the Purchaser good title in and to the Facility and the assets located therein, against receipt of the Purchase Price. All deliveries shall be considered to have taken place simultaneously as a single transaction, and no delivery shall be considered to have been made until all deliveries are completed.

          5.   Confidential Information.  The Seller acknowledges that (i) it
               ------------------------
will obtain knowledge of confidential information of the Purchaser during the Term ("Confidential Information"), and (ii) maintenance of the proprietary character of the Confidential Information is important to the Purchaser and its business operations. The Seller shall keep secret all Confidential Information, shall not use Confidential Information for any purpose other than as expressly authorized hereunder and shall not disclose Confidential Information to anyone except to the extent required in performing services hereunder or the Confidential Information becomes publicly available through no fault of the Seller. The Confidential Information shall constitute "trade secrets" within the meaning of the Uniform Trade Secrets Act contained in California Civil Code
Section 3426 et. seq. (the "Act") and within the meaning of Article 82 of the
             -------
"Ley de Fomento y Proteccion de la Propiedad Industrial" (the "Law"), and the Purchaser shall receive all of the protections and be afforded all of the remedies available under the Act and the Law. The Seller acknowledges that Confidential Information is transmitted to the Seller as an authorized user under Article 84 of the Law with a duty of confidentiality and non-disclosure. The Seller shall take all necessary precautions and obtain all necessary or appropriate covenants from its personnel according to the provisions of Articles 85 and 86 of the Law.

          6.   Survival of Representations, Warranties and Agreements.  All
               ------------------------------------------------------
representations, warranties and agreements made by the parties in this Agreement (including, but not limited to, statements contained in any schedule or certificate or other instrument delivered by or on behalf of any party hereto or in connection with the transactions contemplated hereby) shall survive the Closing Date and the Development Term notwithstanding any investigations, inspections, examinations or audits made by or on behalf of any party.

          7.   Indemnification.  Each party hereto (the "Indemnifying Party")
               ---------------
shall indemnify, defend and hold harmless the other party and its officers, directors, shareholders, employees, attorneys, accountants, affiliates, agents, successors and assigns, and any person who controls or is deemed to control any of them (the "Indemnified Parties"), from, against and in respect of any and all payments, damages, claims, demands, losses, expenses, costs, obligations and liabilities (including, but not limited to, reasonable attorneys' fees and costs, and the costs of investigation and preparation) (a "Loss") which, directly or indirectly, arise or result from or are related to any breach by the Indemnifying Party of any of its representations, warranties, covenants or commitments under this Agreement. The Indemnifying Party shall reimburse each Indemnified Party on demand for any payment made or loss suffered by it at any time after the date hereof, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands or actions in respect of any damages to which the foregoing indemnity relates. Consummation of the transactions contemplated hereunder shall not be deemed or construed to be a waiver of any right or remedy of any Indemnified Party, nor shall this section or any other provision of this Agreement be deemed or construed to be a waiver of any ground of defense by it. The obligation to advance or pay promptly on demand all amounts as they are incurred shall exist irrespective of the ultimate final judicial determination, and in the event of a dispute about amounts owed, such amounts shall be advanced as they are incurred pending resolution and final judicial determination. The Indemnifying Party's obligations hereunder shall be in addition to any liability that it or any other person otherwise may have to the Indemnified Parties, and shall be binding upon, and inure to the benefit of its successors and assigns, and shall inure to the benefit of the heirs, representatives, successors and assigns of each Indemnified Party.

          8.   Third-Party Claims.  The Indemnified Party shall promptly notify
               ------------------
the Indemnifying Party of the existence of any claim, demand or other matter involving liabilities to third parties to which the Indemnifying Party's indemnification obligations could apply and shall give the Indemnifying Party a reasonable opportunity to defend the same at its expense and with counsel of its own selection (who shall be approved by the Indemnified Party, which approval shall not be withheld unreasonably); provided, however, that (i) the Indemnified
                                     --------
Party shall at all times also have the right to fully participate in the defense at its own expense, (ii) if, in the reasonable judgment of the Indemnified Party, based upon the written advice of counsel, a conflict of interest may exist between the Indemnified Party and the Indemnifying Party, the Indemnifying Party shall not have the right to assume such defense on behalf of such Indemnified Party and (iii) the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liabilities that it may have hereunder or otherwise, except to the extent that such failure so to notify the Indemnifying Party materially prejudices the rights of the Indemnifying Party. If the Indemnifying Party shall, within a reasonable time after such notice, fail to defend, the Indemnified Party shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle the claim or other matter on behalf, for the account and at the risk and expense of the Indemnifying Party. Except as provided in the preceding sentence, the Indemnifying Party shall not compromise or settle the claim or other matter without the written consent of the Indemnified Party. If the claim is one that cannot by its nature be defended solely by the Indemnifying Party, the Indemnified Party shall make available all information and assistance that the

Indemnifying Party may reasonably request; provided, however, that any
                                           --------
associated expenses shall be paid by the Indemnifying Party.

          9.   Notices. Any notice or other communication required or permitted
               -------
hereunder shall be in writing in the English language and shall be deemed to have been given (i) if personally delivered, when so delivered, (ii) if mailed, one (1) week after being placed in the United States mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address set forth on the signature page hereof or (iii) if given by telecopier, when such notice or communication is transmitted to the telecopier number set forth on the signature page hereof and written confirmation of receipt is received. Each of the parties shall be entitled to specify a different address by giving the other parties notice as aforesaid.

          10.  Entire Agreement.  This Agreement and the schedules and exhibits
               ----------------
hereto (which are incorporated herein by reference) constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, relating to the subject matter of this Agreement. No supplement, modification, waiver or termination of this Agreement shall be valid unless executed by the party to be bound thereby.

          11.  Waiver.  No failure to exercise, and no delay in exercising, any
               ------
right, power or remedy hereunder shall impair any right, power or remedy which any party may have, nor shall any such delay be construed as a waiver of any such rights, powers or remedies or an acquiescence in any breach or default under this Agreement. The rights and remedies herein specified are cumulative and not exhaustive of any rights or remedies which any party would have. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any provisions hereof (whether or not similar), not shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          12.  Headings. Section and subsection headings are not to be
               --------
considered part of this Agreement and are included solely for convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

          13.  Successors and Assigns.  The services to be provided by the
               ----------------------
Seller hereunder are personal, and neither this Agreement nor any rights, obligations or duties hereunder may be assigned or transferred by the Seller (whether voluntarily or involuntarily) without the prior written consent of the Purchaser in each instance (which consent may be withheld by the Purchaser in its sole and absolute discretion without cause). Subject to the foregoing, all of the terms, provisions and obligations of this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective permitted successors and assigns.

          14.  Governing Law.  The validity, construction and interpretation of
               -------------
this Agreement shall be governed in all respects by the laws of the State of California applicable to contracts made and to be performed wholly within that State.

          15.  Counterparts. This Agreement may be executed simultaneously in
               ------------
two or more counterparts, each one of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          16.  Third Parties.  Nothing in this Agreement, expressed or implied,
               -------------
is intended to confer upon any person other than the parties hereto and their respective permitted successors and assigns any rights or remedies under or by reason of this Agreement.

          17.  Attorneys' Fees.  In the event any party takes legal action to
               ---------------
enforce any of the terms of this Agreement, the unsuccessful party to such action shall pay the successful party's expenses (including, but not limited to, reasonable attorneys' fees and costs) incurred in such action.

          18.  Further Assurances.  Each party hereto shall, from time to time
               ------------------
at and after the date hereof, execute and deliver such instruments, documents and assurances and take such further actions as the other party reasonably may request to carry out the purpose and intent of this Agreement.

          19.  Arbitration.  Any controversy arising out of or relating to this
               -----------
Agreement or the transactions contemplated hereby shall be referred to arbitration before the American Arbitration Association strictly in accordance with the terms of this Agreement and the substantive law of the State of California. The board of arbitrators shall convene at a place mutually acceptable to the parties in the State of California and, if the place of arbitration cannot be agreed upon, arbitration shall be conducted in Los Angeles. The parties hereto agree to accept the decision of the board of arbitrators, and judgment upon any award rendered hereunder may be entered in any court having jurisdiction thereof. Neither party shall institute a proceeding hereunder until that party has furnished to the other party, by registered mail, at least thirty (30) days prior written notice of its intent to do so.

          20.  Construction.  This Agreement was reviewed by legal counsel for
               ------------
each party hereto and is the product of informed negotiations between the parties hereto. If any part of this Agreement is deemed to be unclear or ambiguous, it shall be construed as if it were drafted jointly by the parties. Each party hereto acknowledges that no party was in a superior bargaining position regarding the substantive terms of this Agreement.

          21.  Consent to Jurisdiction.  Subject to Section 19, each party
               -----------------------
hereto, to the fullest extent it may effectively do so under applicable law, irrevocably (i) submits to the exclusive jurisdiction of any court of the State of California or the United States of America sitting in the City of Los Angeles over any suit, action or proceeding arising out of or relating to this Agreement, (ii) waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the establishment of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, (iii) agrees that a judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in the courts of the United States of America, the State of California or the Republic of Mexico (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment and (iv) consents to process being served in any such suit, action or proceeding by mailing a copy thereof by United States mail, registered or certified, postage prepaid, return receipt requested, to the address of such party specified in or designated pursuant to Section 9. Each party agrees that such service (i) shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party.

          22.  Expenses.  Each party shall bear the expenses incurred by it in
               --------
connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          23.  Severable Provisions.  The provisions of this Agreement are
               --------------------
severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

          24.  Taxes.  The Seller shall pay timely any transfer, sales or other
               -----
taxes which may become due or payable by virtue of the transactions contemplated by this Agreement, other than the 2% transfer tax payable on the value of land and building and the 15% value added tax payable on the purchase price of any assets other than land and building, which shall be borne by the Purchaser.

          25.  Force Majeure.  Except for obligations of payment, neither party
               -------------
hereto shall be liable for non-performance caused by any circumstances beyond its reasonable control, including, but not limited to, lightning, earthquake, storm, strike, lockout or other industrial disturbance, shortage of necessary labor, shortage of necessary components, acts of enemies, sabotage, war, blockage, insurrection, riot, epidemic, landslide, flood, fire, washout or the order of any court or authority, which circumstance by the exercise of due diligence the party invoking this Section 25 is unable to prevent or overcome;

provided, however, that (i) lack of financial capacity shall in no event be
--------
deemed to be a cause beyond a party's control and (ii) no party shall be entitled to invoke this Section 25 if the failure to observe or perform any of the covenants or obligations herein imposed upon it was caused by such party failing to act in a reasonable and prudent manner under the circumstances, or failing to remedy the condition with reasonable diligence, or failing to give notice as soon as possible after determining that an event of force majeure has occurred and specifying those covenants or conditions such party will be unable to perform, or was the result of a knowing or negligent breach by such party of any applicable laws, regulations, agreements or contracts.

          26.  Injunctive Relief.  Each party hereby acknowledges and agrees
               -----------------
that it would be difficult to fully compensate the other party for damages resulting from the breach or threatened breach of any provision of this Agreement, and accordingly, notwithstanding anything to the contrary contained in Section 19, that each party shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions without the necessity of proving actual damages or being required to post any bond or undertaking in connection with any such action. This provision with respect to injunctive relief shall not diminish, however, the right of either party to any other relief or to claim and recover damages.

          27.  Relationship of the Parties.  Neither party hereto is or shall be
               ---------------------------
construed to be a partner, joint venturer, employee, agent, representative, franchisee or participant of or with the other party for any purpose whatsoever. Neither party shall have any right or authority whatsoever to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party or to bind the other party in any capacity.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.


          Purchaser:          TARRANT MEXICO, S. de R.L. de C.V.


                              By    /s/ Gerard Guez
                                   -------------------------------------
                                   Authorized Representative
                                   3151 East Washington Boulevard
                                   Los Angeles, California  90023
                                   Telecopier:  (213) 881-0368


          Seller:                   TEX TRANSAS, S.A. de C.V.


                              By    /s/ Kamel Nacif
                                   -------------------------------------
                                   Authorized Representative
                                   Edgar Allen Poe #231
                                   Col. Polanco, C.P. 11550
                                   Mexico, D.F.
                                   Telecopier: (525) 255-1009

                                                                       EXHIBIT A
                                                                       ---------
                             COMMODATUM AGREEMENT

This COMMODATUM AGREEMENT is made and effective as of the second day of December, 1998 by and between TARRANT MEXICO, S. de R.L. de C.V., a Sociedad de Responsabilidad Limitada de Capital Variable formed under the laws of United Mexican States ("TARRANT") with a conventional domicile at 1 Sur No. 110 Altos 203, 75700 Tehuacan, Puebla, Mexico and TEX-TRANSAS, S.A. de C.V. a Sociedad Anonima de Capital Variable formed under the laws of the United Mexican States ("T.T.") with a conventional domicile at Edgar Allan Poe #231, Col. Polanco, C.P. 11550 Mexico, D.F. under the following recitals and clauses:

                              W I T N E S S E T H

I. WHEREAS, TARRANT is an existing and subsisting mercantile corporation formed pursuant to Public Deed 3303, dated April 16, 1998 before Lic. Jose Javier Leal G., Notary Public # 111 exercising in Monterrey, N.L., and duly registered at the Public Registry of Commerce with jurisdiction in Tehuacan, Puebla; and is represented in this act by Mrs. Corazon Reyes whose authority is established by Public Deed 3303, dated April 16, 1998, before Lic. Jose Javier Leal G., Notary Public # 111 exercising in Monterrey, N.L., and which authority has not been revoked or cancelled.

II. WHEREAS, T.T. is an existing and subsisting mercantile corporation formed pursuant to Public Deed 17164, dated October 24, 1997, before Lic. Carlos Roberto Sanchez Castaneda, Notary Public # 50 exercising in Puebla, Puebla, and duly registered at the Public Registry of Commerce with jurisdiction in Puebla, Puebla; and is represented in this act by Mr. Kamel Nacif Borge whose authority is established by Public Deed 17164, dated October 24, 1997, before Lic. Carlos Roberto Sanchez Castaneda, Notary Public # 50 exercising in Puebla, Puebla, and which authority has not been revoked or cancelled.

III. WHEREAS, on the second day of December 1998, TARRANT and T.T. entered into a certain Facility Development Agreement ("AGREEMENT") whereby T.T. shall develop, construct and sell to TARRANT on a "turn key" basis, a productive facility to be devoted to the manufacture and distribution of fabric and apparel in the State of Puebla ("PLANT").

IV. WHEREAS, TARRANT and T.T. have agreed pursuant to the AGREEMENT, that TARRANT shall deliver to T.T. the machinery and equipment listed in Exhibit "A" of this agreement ("EQUIPMENT") for the exclusive purpose of installing, testing, and determine if the EQUIPMENT operates in accordance with the specifications established by the manufacturers of the EQUIPMENT set forth in Exhibit "B" hereof ("PURPOSE").

V. WHEREAS TARRANT, in order to achieve the PURPOSE, has deemed convenient to grant T.T. the temporary use of the EQUIPMENT without any compensation, and subject to the terms and conditions of this agreement.

VI. WHEREAS T.T. has agreed to receive the EQUIPMENT and exclusively use it for the PURPOSE under the terms and conditions of this agreement.

BOTH PARTIES, IN CONSIDERATION OF THE FOREGOING AND THE COVENANTS CONTAINED HEREIN, DO HEREBY AGREE AS FOLLOWS:

                                 C L A U S E S

FIRST.- TARRANT hereby agrees to deliver the EQUIPMENT to T.T., F.O.B. Veracruz, Veracruz, Mexico and grant to T.T. its temporary use at the PLANT in order to accomplish the PURPOSE without being entitled to any compensation or payment from T.T. in consideration thereof, pursuant to article 2497 of the Civil Code for the Federal District and its related article 2365 of the Civil Code for the State of Puebla.

SECOND.- T.T. hereby agrees to receive and temporarily use the EQUIPMENT for the PURPOSE, and further agrees to return precisely such EQUIPMENT upon termination of this agreement, as provided in clause FOURTEENTH hereof; being liable to TARRANT for any loss of the EQUIPMENT caused by any use inconsistent with the PURPOSE, according to article 2504 of the Civil Code for the Federal District and its related articles 2373 and 2374 of the Civil Code for the State of Puebla.

THIRD.- TARRANT and T.T. agree that the EQUIPMENT shall be used by T.T. exclusively for the PURPOSE at the PLANT, not being T.T. entitled to remove the EQUIPMENT from such place nor to lose its possession or control, nor to erase, obliterate, or in any other manner remove, alter or hide any of the data or information that identifies or individualizes the EQUIPMENT; nor to sub-lease, nor totally or partially transfer the use of the EQUIPMENT, without the prior written consent of TARRANT; in the understanding that TARRANT shall be empowered to enter at any time to the PLANT for the purpose of examining the EQUIPMENT and to verify compliance by T.T. of its obligations hereunder, without TARRANT being considered as a trespassing or illegally depriving T.T. of the possession of the EQUIPMENT; T.T. waiving hereby any action or right that may correspond to it by virtue of article 1912 of the Civil Code for the Federal District and its related article 2003 of the Civil Code for the State of Puebla.

FOURTH.- It is hereby agreed that TARRANT shall at all times retain all right, title and interest in and to the EQUIPMENT, and that T.T. shall clearly identify the EQUIPMENT as TARRANT's property; being further understood that the EQUIPMENT shall not become part of the PLANT or the real estate on which the PLANT is built, and that the EQUIPMENT shall not be considered as falling into any one of the categories established by article 750 of the Civil Code for the Federal District, and its related article 951 of the Civil Code for the State of Puebla.

FIFTH.- It is understood that, for as long as this agreement is in effect, T.T. will preserve the EQUIPMENT in good and operating condition and under all obligations inherent to a depository, without entitlement to any compensation, and at all times acknowledging the EQUIPMENT as property of TARRANT, according to articles 2516, 2517 and 2522 of the Civil Code for the Federal District and its related articles 2389, 2396, 2403 and 2410 of the Civil Code for the State of Puebla; being further agreed that T.T. shall not be entitled to charge TARRANT any ordinary expenses required for the use or preservation of the EQUIPMENT, as established in article 2508 of the Civil Code for the Federal District and its related article 2379 of the Civil Code for the State of Puebla; further waiving any right of reimbursement of extraordinary use or preservation expenses from TARRANT as established in article 2513 of the Civil Code for the Federal District and its related article 2380 of the Civil Code for the State of Puebla.

SIXTH.- T.T. also agrees neither to sell nor to pledge the EQUIPMENT, nor to transfer or encumber it under any concept or title, being such transactions null and void pursuant to article 2270 of the Civil Code for the Federal District and its related articles 2137 and 2138 of the Civil Code for the State of Puebla; being further agreed that if a lien, attachment or any other legal seizure is performed on the EQUIPMENT and such is not attributable to TARRANT, T.T. shall obtain at its cost and expense the release and cancellation of such lien, attachment or seizure at the satisfaction of TARRANT at the earliest possible date.

SEVENTH.- T.T. further agrees and expressly stipulates:

   1. That all expenses, procedures, transactions, and other steps required for the legal importation and entry into Mexican territory of the EQUIPMENT shall be of its exclusive account and risk, provided that within (5) five days after such importation, it shall provide to TARRANT a copy of the documents evidencing such importation and entry.

   2. To accept liability for Acts of God, pursuant to article 2505 of the Civil Code for the Federal District and its related article 2375 of the Civil Code for the State of Puebla.

   3. That if during the period in which the EQUIPMENT remains at the PLANT, the EQUIPMENT loses value or suffers any damage which in opinion of expert, renders the EQUIPMENT unfit for its intended use, TARRANT shall be indemnified by T.T. for the total amount of its value set forth in Exhibit "D" hereof, pursuant to article 2502 of the Civil Code for the Federal District and its related article 2371 of the Civil Code for the State of Puebla.

   4. That it shall not withhold or retain the EQUIPMENT for any reason, including, but not limited to, any pretended retention of the EQUIPMENT by reason of any debts of TARRANT with T.T.

EIGHTH. It shall be at the sole cost and expense of T.T. all expenses and payments related to the delivery, transfer, handling, installation and operation of the EQUIPMENT, including without limitation, those relating to packing, packaging, freight, importation, insurance, handling, storage, salaries and fees of personnel, testing and installation costs, raw materials, electric or calorific energy, spare parts, operation expenses and any other. In the event that for any circumstance TARRANT has covered all or any of such expenses, it is agreed that T.T. shall reimburse them in cash to TARRANT upon presentation of the corresponding receipts or invoices, within five (5) days following the date of such presentation, in the understanding that in case of failure to timely reimbursement, the amounts indebted shall bear interest at the rate established in clause NINTH of this agreement.

NINTH. T.T. accepts that: (i) in the event of any breach or violation by T.T. of any clause of this agreement; (ii) in the event T.T. becomes insolvent, bankrupt, or has assigned its property to its creditors, or has been judicially or fiscally placed into receivership; all of the above whether in a voluntary or involuntary manner; (iii) If T.T. is dissolved or liquidated; (iv) in the event that T.T. materially breaches the AGREEMENT or if the AGREEMENT is terminated for any reason; TARRANT may, at its option, demand the immediate return of the EQUIPMENT at T.T.'s cost and expense, or be compensated with an amount equal to the value set forth in

Exhibit "D" hereof with interest at the rate of 2% percent per month, and declare this agreement as terminated pursuant to article 1949 of the Civil Code for the Federal District and its related article 1563 of the Civil Code for the State of Puebla, being TARRANT empowered to seize, remove and withdraw the EQUIPMENT from the PLANT without notice or liability to T.T.

TENTH.   The parties agree that, for as long as this agreement is in effect, if in TARRANT's opinion, a breach by T.T. of any of its obligations set forth in this agreement exists, or if any natural or legal fact or act occurs, which in TARRANT's judgment endangers or places at risk the integrity or safety of all or part of the EQUIPMENT, TARRANT shall have the right of access at any time to the PLANT, as well as to take possession of the EQUIPMENT, and to separate and remove it from the PLANT or take other protective or preservation measures, without TARRANT being considered as a trespassing or illegally depriving the possession of the EQUIPMENT in prejudice of T.T. or its assignees, or causing any damage or prejudice to them; T.T. waiving hereby any action or right that may correspond to it by virtue of article 1912 of the Civil Code for the Federal District and its related article 2003 of the Civil Code for the State of Puebla, as well as to demand any payment or indemnification for damages or losses, either direct, indirect or consequential, production or sales losses; expenses, costs or similar charges; being TARRANT entitled to immediately terminate this agreement without any liability, T.T. waiving hereby any right to demand payment of any charge, indemnification or expense related to paid up amounts, damages, losses, whether direct, indirect or consequential, production or sales losses, expenses, costs, and any other similar charge or indemnification, whether derived from this agreement or from the AGREEMENT. Any obstruction by T.T. or its assignees to TARRANT's exercise of the foregoing TARRANT's right shall make T.T. liable for any damage or loss that the EQUIPMENT may suffer as a result of such obstruction.

ELEVENTH.- T.T. agrees to contract, acquire, and keep in force, for as long as this agreement is in effect, insurance policy in the amount, coverage and under the conditions set forth in Exhibit "C" of this agreement, being T.T. obligated to deliver within five (5) days following the date of this agreement, certified copies before notary public of the corresponding policies in which TARRANT shall be designated as insured party or beneficiary of such insurance. it is understood that TARRANT shall have at all times the right, but not the obligation, to contract and keep in force such policy at the cost and expense of T.T., as well as to collect insurance proceeds, grant settlements and other related documents; being hereby appointed by T.T. as special attorney-in-fact and representative for such effects pursuant to articles 2553 and 2554 of the Civil Code for the Federal District and their related articles 2439 and 2440 of the Civil Code for the State of Puebla, being TARRANT also empowered to appear before any Notary

Public and formalize such appointment. T.T. shall reimburse immediately and in cash to TARRANT, upon presentation of the corresponding receipts, any charge, expense or cost incurred by TARRANT pursuant to this Clause. In case of casualty or total or partial loss of the EQUIPMENT, the corresponding insurance proceeds shall be fully paid to TARRANT, who shall have the option to replace the EQUIPMENT and continue this agreement, or terminate it without any liability on its part.

TWELFTH.-   T.T. expressly agrees  that, for as long as this agreement is in effect, it shall keep the EQUIPMENT duly protected against fire, loss, damage or detriment, and shall be responsible of any losses or damages, whether or not arising from Acts of God or force majeure, and to such effect it will adopt those safety measures indicated by TARRANT; further agreeing to indemnify and hold TARRANT harmless from any loss, damage, prejudice or detriment that the EQUIPMENT suffers; as well as in regard to claims, attachments, confiscations or other deprivations of property or possession, either civil, mercantile, tax, labor or of other nature; T.T. waiving hereby any defense based on Acts of God or lack of fault on its part.

THIRTEENTH.-   It is expressly agreed that T.T.'s indemnification and
compensation obligations set forth in this agreement are extensive and cover all kinds of claims, including, but not limited to, the use of the EQUIPMENT by employees, workers and personnel of T.T. or of its contractors, as well as those related to breaches, damages or infractions to any third parties, since TARRANT does not guarantee the EQUIPMENT in any manner whatsoever. T.T. hereby waives any right or claim against TARRANT based on article 2514 of the Civil Code for the Federal District and its related article 2385 of the Civil Code for the State of Puebla.

FOURTEENTH.-   This agreement shall remain in effect from the date of its execution and shall terminate: (i) Upon any breach or termination of the AGREEMENT for any reason; (ii) Upon written notice given by TARRANT to T.T. with fifteen (15) days of anticipation to the effective date of termination; (iii) Upon any breach by T.T. of its obligations under this agreement or under applicable law; (iv) Upon acquisition of the PLANT by TARRANT; (v) Upon any event set forth in clause NINTH of this agreeement; being it understood that upon any termination of this agreement TARRANT shall be entitled to withdraw and remove the EQUIPMENT from the PLANT and T.T. shall be obligated to return precisely such EQUIPMENT at the location specified by TARRANT in writing, without prejudice of any actions, rights or claims that TARRANT may have against T.T. as a result of such termination.

FIFTEENTH.- This agreement can not be assigned or transferred, nor its performance delegated by T.T. without the prior written consent of TARRANT, and such will not release T.T.

of any of its obligations pursuant to this agreement in case that its assignee or delegate breaches it. This agreement can not be modified nor amended but through an executed written instrument signed by authorized representatives or attorneys of both parties.

SIXTEENTH.- Any notice or other communication required or permitted under this agreement shall be made in writing and shall be deemed to have been given: (i) if personally delivered, when so delivered; (ii) if mailed, one (1) calendar week after its deposit by registered or certified mail, postage prepaid, addressed to the party to whom it is directed at the address set forth below, or
(iii) if given by facsimile, when such notice or communication is transmitted to the facsimile, number set forth below and written confirmation of receipt is received. Each party may specify an address different to that set forth below by giving the other party notice as aforesaid.

TARRANT:    1 Sur No. 110 Altos 203

            Tehuacan, Puebla 75700

            Telephone: (238) 128-97

            Telefax:   (238) 284-44

T.T.:       Edgar Allan Poe #231

            Col. Polanco

            C.P. 11550, Mexico, D.F.

            Telephone: (525) 250-0525

            Telefax: (525) 255-1009

TARRANT and T.T. hereby designate the above addresses as their respective conventional domiciles for the purposes of this agreement, pursuant to article 34 of the Civil Code for the Federal District and article 62 of the Civil Code of the State of Puebla.

SEVENTEENTH.- All expenses originated by the execution, entering and registration of this agreement at the appropriate Public Registry of Property and Commerce, as well as all corresponding taxes and duties, shall be borne by T.T., who shall immediately reimburse them in cash to TARRANT upon presentation of the corresponding receipts in the event that TARRANT, at its option, makes and undertakes such expenses and registration.

EIGHTEENTH.- This agreement shall be governed by the laws of the State of Puebla, and for the resolution of any dispute or claim arising out from the interpretation or performance of this agreement, the parties hereof expressly submit themselves to the jurisdiction of either the competent courts located in the city of Tehuacan, Puebla or in the city of Los Angeles, California, U.S.A. at the election of the Plaintiff, waiving to the jurisdiction that due to their domiciles or any other cause may correspond to them.

This agreement is executed by both parties through their legal representatives in the City of Los Angeles, California, U.S.A. on the second day of December, 1998, before the witnesses that also execute it.

TARRANT MEXICO, S. DE R.L.         TEX-TRANSAS, S.A. DE C.V.
DE C.V.
__________________________         _________________________

        WITNESS                           WITNESS
__________________________         _________________________



EXHIBITS
--------
A - LIST OF MACHINERY AND EQUIPMENT

B - SPECIFICATIONS AND STANDARDS OF PERFORMANCE OF THE MACHINERY  AND EQUIPMENT

C - CONDITIONS AND TERMS OF INSURANCE ON THE MACHINERY AND EQUIPMENT

D - STATEMENT OF VALUE OF THE MACHINERY AND EQUIPMENT

                                                                       EXHIBIT B
                                                                       ---------

Administrator Local Federal Tax Audit Office
Tax Administration Service

Re: Letter of several liability to handle the merchandise temporarily imported under the PITEX

Dear Sir:

I, Kamel Nacif Borge, in the name of and in representation of Tex-Transas, S.A. de C.V., with tax ID number TTR-971024-BVO, as certified by notarized document number 17164, attached hereto as exhibit I, with tax domicile to receive and bear notifications at Lote 1 A,B,C, S/N, Corredor Industrial Ixtacuixtla, San Diego, Xocoyucan, Tlaxcala C.P. 90700, hereby respectfully appear before you to declare the following:

That in view of the fact that my Principal and the company, Twillmex, S. de R.L. de C.V. have entered into a commodatum agreement, certain goods temporarily imported by Twillmex, S. de R.L. de C.V., with tax ID number TME-980907T94, shall be transferred to any Principal, under Twillmex, S. de R.L. de C.V.'s PITEX number 1261/1998.

That such merchandise shall be under our custody until my Principal delivers the production plant (building and production installations) to Twillmex, S. de R.L. de C.V., and the letter accepts them as completed and functioning correctly.

In view of the foregoing, I hereby request that this Agency constitute my Principal as severally liable for the tax obligations and/or credits that could be derived from the imported goods indicated in exhibit II hereto, in the terms contained in article 26, section VII of the Federal Tax Code.

In view of the above, I respectfully request that you:

Solely:  Consider my Principal to be jointly and severally liable with Twillmex,
         S. de R.L. de C.V., in the terms of article 26, section VIII of the Federal Tax Code, for the tax obligations and credits that could be derived from the importation and/or possession of the goods indicated in exhibit II of this document.

Sincerely,
TEX-TRANSAS, S.A. de C.V.

Sr. Kamel Nacif Borge
Puebla, Puebla, November 16, 1998

cc: Delegate of the Ministry of Commerce and Individual Development in Puebla, Puebla

                                                                       EXHIBIT C

                         NON-NEGOTIABLE PROMISSORY NOTE

U.S. $28,000,000.00                                      _________________, 1999


          FOR VALUE RECEIVED, the undersigned, TARRANT MEXICO, S. de R.L. de C.V., a limited liability company formed under the laws of the Republic of Mexico (the "Company"), hereby promises to pay to TEX TRANSAS, S.A. de C.V., a corporation formed under the laws of the Republic of Mexico (the "Payee"), the principal sum of Twenty Eight Million United States Dollars (U.S. $28,000,000.00), together with interest from the date hereof on the unpaid principal balance from time to time outstanding at the rate of seven percent (7%) per year (computed on the basis of a 365-day year), net of applicable withholding taxes, if any, at the times and place set forth below.

          Principal of and interest on this Note shall be payable as follows:

          (i) The entire principal balance hereof, and all accrued but unpaid interest thereon, shall be paid in full on the third anniversary of the date of this Note.

         (ii) Interest hereon shall be paid semi-annually in arrears on each June 30 and December 31, commencing on ________, 1999, for all interest accrued hereon since the preceding interest payment date.

          The principal of and interest on this Note shall be paid in lawful money of the United States of America at the principal office of the Company, 3151 East Washington Boulevard, Los Angeles, California 90023 or at such other place as, from time to time, may be agreed upon by the Payee and the Company.

          In no event shall interest payable hereunder exceed the maximum rate permitted by applicable law, and in the event that the rate of interest stated herein shall at any time during the term hereof exceed such highest lawful rate, the interest payable hereunder shall, during such period, be deemed to be the highest lawful rate.

          The Company shall have the right, at any time and from time to time, to prepay all or any portion of this Note without penalty or premium, but any such prepayment shall be applied first against interest which has accrued as of the date thereof and then against the unpaid principal balance.

          If this Note is not paid when due, the Company shall pay all costs of collection incurred by the Payee, including, but not limited to, reasonable attorneys' fees, whether or not suit is filed on this Note.

          This Note is the promissory note referred to in Section 4(b) of that certain Facility Development Agreement dated December 2, 1998 (the "Development Agreement"), by and between the Company and the Payee. Payment hereunder is subject to the right of the Company to set-off against any amount due hereunder any amount payable by the Payee, Jamil Textil, S.A. de C.V., Inmobiliaria Cuadros, S.A. de C.V., Kamel Nacif or Irma Benavides De Oca to the Company under the Development Agreement or that certain Agreement for Purchase of Assets dated February 22, 1999, by and among certain of such persons (the "Purchase Agreement"), including, but not limited to, any such amount payable under

Section 7 of the Development Agreement or Section 6.2 of the Purchase Agreement. Neither this Note nor any rights or duties hereunder may be assigned or transferred by the Payee without the prior written consent of the Company in each instance.

          Demand, presentment, notice, protest and notice of dishonor are hereby waived by the Company.

          This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and to be performed wholly within that State.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed by its authorized officer as of the ______________ day of ____________________, 1999.


                                    TARRANT MEXICO, S. de R.L. de C.V.



                                    By ____________________________
                                         Authorized Representative

                       SCHEDULES INTENTIONALLY OMITTED.